Exhibit 32.1
WRITTEN STATEMENT PURSUANT TO
18 U.S.C. SECTION 1350
      The undersigned officers of Lions Gate Entertainment Corp. (the “Company”), pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to their knowledge:

(i) the Form 10-Q of the Company (the “Report”) for the quarterly period ended September 30, 2005, fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jon Feltheimer

Jon Feltheimer
Chief Executive Officer
Date: November 9, 2005

/s/ James Keegan

James Keegan
Chief Financial Officer
Date: November 9, 2005